                                                                     EXHIBIT 3.2



                                   BYE - LAWS


                                       OF


                            ASIA GLOBAL CROSSING LTD.



I HEREBY CERTIFY that the within written Bye-Laws are a true copy of the Bye-Laws of Asia Global Crossing Ltd. as subscribed by the subscribers to the Memorandum of Association and approved at the Statutory meeting of the above Company on the , 2000.






                                              Secretary



Prepared by
Messrs Appleby Spurling & Kempe
Cedar House
41 Cedar Avenue
Hamilton, Bermuda

                                      INDEX

BYE-LAW                    SUBJECT                                                                             PAGE
-------                    -------                                                                             ----

1                          Interpretation                                                                         1
2                          Registered Office and Purpose                                                          6
3-4                        Share Rights                                                                           7
5-6                        Modification of Rights                                                                 8
7-9                        Shares                                                                                 9
10                         Share Capital                                                                         10
11-13                      Common Shares                                                                         10
14-17                      Certificates                                                                          11
18-21                      Lien                                                                                  12
22-27                      Calls on Shares                                                                       15
28-34                      Forfeiture of Shares                                                                  16
35-36                      Register of Shareholders                                                              18
37                         Register of Directors and Officers                                                    19
38-41                      Transmission of Shares                                                                19
42-44                      Increase of Capital                                                                   21
45-46                      Alteration of Capital                                                                 22
47-48                      Reduction of Capital                                                                  23
49                         General Meetings and Written Resolutions                                              23
50-51                      Notice of General Meetings                                                            25
52-58                      Proceedings at General Meetings                                                       26
59-71                      Voting                                                                                28
72-77                      Proxies and Corporate Representatives                                                 30
78-82                      Appointment and Removal of Directors                                                  33
83                         Resignation and Disqualification of Directors                                         36
84-86                      Alternate Directors                                                                   37
87                         Directors' Fees and Additional Remuneration and Expenses                              38
88                         Directors' Interests                                                                  39
89-91                      Powers and Duties of the Board                                                        42
92                         Gratuities, Pensions and Insurance                                                    43
93-95                      Delegation of the Board's Powers                                                      44
96-104                     Proceedings of the Board                                                              45
105                        Officers                                                                              51
106-108                    Executive Directors                                                                   52
109                        Minutes                                                                               53

BYE-LAW                    SUBJECT                                                                             PAGE
-------                    -------                                                                             ----

110-111                    Secretary and Resident Representative                                                 53
112                        The Seal                                                                              54
113-119                    Dividends and Other Payments                                                          55
120                        Stock Splits, Subdivisions, Combinations and Reclassifications                        59
121-124                    Conversion                                                                            60
125                        Reserves                                                                              61
126-127                    Capitalization of Profits                                                             62
128                        Record Dates                                                                          63
129-131                    Accounting Records                                                                    64
132                        Audit                                                                                 65
133-135                    Service of Notices and Other Documents                                                65
136                        Destruction of Documents                                                              66
137                        Untraced Shareholders                                                                 68
138-139                    Winding Up, Liquidation and Dissolution                                               70
140-144                    Indemnity                                                                             72
145                        Amalgamation                                                                          74
146                        Continuation                                                                          74
147                        Alteration of Bye-Laws                                                                75

                                 B Y E - L A W S
                                       OF
                            ASIA GLOBAL CROSSING LTD.

                                 INTERPRETATION

1.     (1)    In these Bye-Laws unless the context otherwise requires -

              "AFFILIATE" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such first Person;

              "ALTERNATE DIRECTOR" shall have the meaning as set out in Bye-Law 84;

              "BERMUDA" means the Islands of Bermuda;

              "BOARD" means the Board of Directors of the Company or the directors present at a meeting of Directors at which there is a quorum;

              "CHIEF EXECUTIVE OFFICER" means the officer appointed by the Board holding such title, or if no officer holds such title, the President or Chairman of the Company;

              "CLASS A SHARES" means all the authorized shares of a class of common shares designated as Class A common shares with par value of US$0.01 per share;

              "CLASS B SHARES" means all the authorized shares of a class of common shares designated as Class B common shares with par value of US$0.01 per share;

              "COMMON SHARES" means all the authorized Class A Shares and Class B Shares;

              "COMPANIES ACTS" means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

              "COMPANY" means Asia Global Crossing Ltd., a company incorporated under the laws of Bermuda;

              "COMPANY BUSINESS" means the development, creation, launch, acquisition, ownership and the provision of services through or in connection with (i) undersea cable systems into or within the Territory, (ii) intercity networks within the Territory, (iii) Intracity Networks and (iv) the GlobalCenter Asia Business within the Territory;

              "CONTROL" means, with respect to any Person, the power to direct or cause the direction of the management of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing;

              "EAST ASIA CROSSING" means a subsea fiber optic cable system connecting Japan, Taiwan, Korea, China, Hong Kong, Singapore, the Philippines and Malaysia being developed by the Company and its Affiliates;

              "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

              "FAILED SHAREHOLDER MEETING" shall have the meaning as set out in Bye-Law 53; "FISCAL YEAR" means the 12-month (or shorter) period ending on December 31 of each calendar year.

              "GLOBALCENTER ASIA BUSINESS" means the Web Hosting Business within the Territory;

              "GLOBAL CROSSING" means Global Crossing Ltd., a company incorporated under the laws of Bermuda;

              "GOLDMAN SACHS" means The Goldman Sachs Group, Inc., a Delaware corporation;

              "INTRACITY NETWORK" refers to a terrestrial network and related infrastructure dedicated to the provision of end-to-end connectivity of data, Internet and telecom services marketed primarily to business and commercial customers within a metropolitan area in the Territory other than Japan and does not include any business of providing data, Internet and telecom services, marketed primarily on a retail basis, to a broad distribution of residential, business and commercial customers and not directed to business and commercial customers seeking end-to-end connectivity of data, Internet and telecom services (a "Permitted Business") or any proprietary network and infrastructure to such Permitted Business;

              "MICROSOFT" means Microsoft Corporation, a Washington corporation;

              "OFFICER" means a person appointed by the Board pursuant to Bye-Law 105 and shall not include an auditor of the Company;

              "PAID UP" means paid up or credited as paid up;

              "PERSON" means any individual, firm, corporation, limited liability company, trust, joint venture, governmental authority or other entity;

              "PREFERRED SHARES" means all the authorized preferred shares of the Company, par value US$0.01 per share;

              "RECALLED SHAREHOLDER MEETING" shall have the meaning as set out in Bye-Law 53;

              "REGISTER" means the Register of Shareholders of the Company;

              "REGISTERED OFFICE" means the registered office for the time being of the Company;

              "RESIDENT REPRESENTATIVE" means the person (or, if permitted in accordance with the Companies Acts, the company) appointed by the Board to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

              "RESOLUTION" means a resolution of the Shareholders or, where required, of a separate class or separate classes of Shareholders, adopted either in a general meeting or by written resolution, in accordance with the provisions of these Bye-Laws;

              "SEAL" means the common seal of the Company and includes any duplicate thereof;

              "SECRETARY" includes a temporary or assistant or deputy Secretary and any person appointed by the Board to perform any of the duties of the Secretary;

              "SERVICE" of any Person means the collective reference to the one or more data, Internet or telecom services and GlobalCenter Businesses developed, owned, offered, licensed or operated by such Person;

              "SHAREHOLDER" means a shareholder or member of the Company;

              "SHARES" means the Common Shares and the Preferred Shares;

              "SOFTBANK" means Softbank Corp., a Japanese corporation;

              "SUBSCRIPTION AND SHAREHOLDERS AGREEMENT" means the Subscription
              and Shareholders Agreement, dated as of [   ], 2000, entered into
              among Global

              Crossing, Softbank, Microsoft and the Company, as the same may be amended, supplemented or otherwise modified from time to time;

              "SUBSIDIARY" means as to any Person, (i) any corporation of which more than 50% of the outstanding stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person have more than a 50% equity interest therein;

              "THESE BYE-LAWS" means these Bye-Laws in their present form or as from time to time amended, supplemented or restated;

              "TERMINATION EVENT" shall have the meaning as set out in Bye-Law 138;

              "TERRITORY" shall have the meaning as set out in the Subscription and Shareholders Agreement.

              "WEB HOSTING BUSINESS" means the provision of web hosting services in or in connection with a data center facility, including information technology consulting services, data security services, managed solutions, day-to-day operational management, distribution of web content, electronic commerce support, application hosting and related Internet infrastructure products and services;

       (2) For the purposes of these Bye-Laws, a corporation shall be deemed to be present in person if its representative duly authorized pursuant to the Companies Acts is present;

       (3) For the purpose of these Bye-Laws, a corporation shall be deemed to be present in person if its representative duly authorized pursuant to the Companies acts in oresent;

       (4) Words importing only the singular number include the plural number and vice versa;

       (5) Words importing only the masculine gender include the feminine and neuter genders respectively;

       (6) Words importing persons include companies or associations or bodies of persons, whether corporate or un-incorporate;

       (7) Reference to writing shall include typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

       (8) Any words or expressions not otherwise defined in these Bye-Laws or defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

                          REGISTERED OFFICE AND PURPOSE

2.     (1)    The Registered Office shall be at such place in Bermuda as the
              Board shall from time to time appoint.

       (2) The Company's purpose shall be to engage in the Company Business and to undertake all things necessary, incidental or advisable in connection therewith.

                                  SHARE RIGHTS

3. Subject to any special rights conferred on the holders of any Share or class of Shares, any Share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

4.     (1)    Subject to the Companies Acts, any Preferred Shares may, with the sanction of a resolution of the Board, be issued on terms:

              (a) that they are to be redeemed on the happening of a specified event or on a given date; and/or,

              (b) that they are liable to be redeemed at the option of the Company; and/or,

              (c) if authorized by the memorandum of the Company, that they are liable to be redeemed at the option of the holder. The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

       (2) The Board may, at its discretion and without the sanction of a Resolution, authorize the purchase by the Company of its own Shares of any class at any price (whether at par or above or below par) and so that any Shares to be so purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine; provided always that such purchase is effected in accordance with the provisions of the Companies Acts.

                             MODIFICATION OF RIGHTS

5. Subject to the Companies Acts and except as otherwise set forth in theses Bye-Laws, all or any of the special rights for the time being attached to any class of Common Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the sanction of a Resolution passed at a separate general meeting of the holders of Common Shares of that class, voting in person or by proxy and representing at least a majority of the votes cast by holders of Common Shares of that class at such separate general meeting. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be two or more persons holding or representing by proxy Common Shares of the relevant class representing a majority of the votes that may be cast by all holders of Common Shares of that class, that every holder of Common Shares of the relevant class shall be entitled on a poll to the number of votes for every such Common Share held by him determined in accordance with Bye-Laws 11 and 12 and that any holder of Common Shares of the relevant class present in person or by proxy may demand a poll; provided, however, that if the Company or a class of Common Shares shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum. Subject to the Companies Acts and except as otherwise set forth in these Bye-Laws, all or any of the special rights for the time being attached to any class or series of Preferred Shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the requisite consent or vote of the holders of such class or series as shall be set forth in a schedule to the Bye-Laws relating to such class or series at the time when such class or series is issued.

6. The special rights conferred upon the holders of any Shares or class of Shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such Shares, be deemed to be altered by the creation or issue of further Shares ranking pari passu therewith.

                                     SHARES

7. Subject to the provisions of these Bye-Laws, the unissued Shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

8. The Board may, in connection with the issue of any Shares, exercise all powers of paying commission and brokerage conferred or permitted by law.

9. Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognized by the Company as holding any Share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or (except only as otherwise provided in these Bye-Laws, or by law) any other right in respect of any Share except an absolute right to the entirety thereof in the registered holder.

                                 SHARE CAPITAL

10. The authorized share capital of the Company at the date of adoption of these Bye-Laws is U.S.$25,200,000.00, divided into 1,200,000,000 Class A Common Shares, 1,200,000,000 Class B Common Shares and 120,000,000 Preferred Shares.

                                  COMMON SHARES

11.    (1)    At the date of adoption of these Bye-Laws, [    ] Class A Shares
              shall be issued and shall be considered outstanding for all purposes.

       (2) Each holder of record of Class A Shares on the relevant record date shall be entitled to cast one vote for each Class A Share at any general meeting of Shareholders of the Company.

12.    (1)    At the date of adoption of these Bye-Laws:

              (a) [ ] Class B Shares shall be issued to Global Crossing or an Affiliate thereof and shall be considered outstanding for all purposes;

              (b) [ ] Class B Shares shall be issued to Microsoft or an Affiliate thereof and shall be considered outstanding for all purposes; and

              (c) [ ] Class B Shares shall be issued to Softbank or an Affiliate thereof and shall be considered outstanding for all purposes.

       (2) Each holder of record of Class B Shares on the relevant record date shall be entitled to cast 10 votes for each Class B Share at any general meeting of

              Shareholders of the Company.

13. Except as otherwise required by the Companies Acts or these Bye-Laws, and subject to the rights of holders of any series of Preferred Shares that may be issued from time to time, the holders of Class A Shares and Class B Shares shall vote as a single class on all matters with respect to which a vote of Shareholders is required under applicable law, these Bye-Laws or on which a vote of Shareholders is otherwise duly called for by the Company.

                                  CERTIFICATES

14. The preparation, issue and delivery of certificates shall be governed by the Companies Acts. In the case of a Share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

15. If a Share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence an indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

16. All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal. The Board may by resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons, or may determine that a representation of the Seal may be printed on any such certificates.

17. Nothing in these Bye-Laws shall prevent title to any securities of the Company from being evidenced and/or transferred without a written instrument in accordance with regulations made from time to time in this regard under the Companies Acts, and the Board shall have the power to implement any arrangements which it may think fit for such evidencing and/or transfer which accord with those regulations.

                                      LIEN

18. The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such Share in respect of such Share. The Company's lien on a Share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any Share to be wholly or in part exempt from the provisions of this Bye-Law.

19. The Company may sell, in such manner as the Board may think fit, any Share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the Share.

20. The net proceeds of sale by the Company of any Shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the Share prior to the sale) be paid to the person who was the holder of the Share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the Share sold to the purchaser thereof. The purchaser shall be registered as the holder of the Share and he shall not be bound to see to the application of the purchase money, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the sale.

21. Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in any of the Company's registers as held either jointly or solely by any Shareholder or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Shareholder by the Company on or in respect of any Shares registered as aforesaid or for or on account or in respect of any Shareholder and whether in consequence of:


                     (a)    the death of such Shareholder;

                     (b) the non-payment of any income tax or other tax by such Shareholder;

                     (c) the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Shareholder or by or out of his estate; or

                     (d)    any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(i) the Company shall be fully indemnified by such Shareholder or his executor or administrator from all liability;

(ii) the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in any of the Company's registers as held either jointly or solely by such Shareholder for all monies paid or payable by the Company in respect of such Shares or in respect of any dividends or other monies as aforesaid thereon or for or on account or in respect of such Shareholder under or in consequence of any such law together with interest at the rate of 15% per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other monies payable as aforesaid any monies paid or payable by the Company as aforesaid together with interest as aforesaid;

(iii) the Company may recover as a debt due from such Shareholder or his executor or administrator wherever constituted any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other monies as aforesaid then due or payable by the Company; and

(iv) the Company may if any such money is paid or payable by it under any such law as aforesaid refuse to register a transfer of any Shares by any such Shareholder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid or in case the same exceeds the amount of any such dividends or other monies as aforesaid then due or payable by the Company until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of Shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Shareholder as aforesaid, his executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

                                 CALLS ON SHARES

22. The Board may from time to time make calls upon the Shareholders in respect of any monies unpaid on their Shares (whether on account of the par value of the Shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least 14 days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his Shares. A call may be revoked or postponed as the Board may determine.

23. A call may be made payable by installments and shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed.

24. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

25. If a sum called in respect of the Share shall not be paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

26. Any sum which, by the terms of issue of a Share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the Share or by way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

27. The Board may on the issue of Shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.


                              FORFEITURE OF SHARES

28. If a Shareholder fails to pay any call or installment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or installment remains unpaid serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any

                                                                              17
              interest which may have accrued.

29. The notice shall name a further day (not being less than 14 days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the Shares in respect of which such call is made or installment is payable will be liable to be forfeited. The Board may accept the surrender of any Share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

30. If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which such notice has been given may at any time thereafter, before payment of all calls or installments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited Shares and not actually paid before the forfeiture.

31. When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the Share; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

32. A forfeited Share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

33. A person whose Shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited Shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the Shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the Shares forfeited.

34. An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a Share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any) given for the Share on the sale, re-allotment or disposition thereof and the Board may authorize some person to transfer the Share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the Share.

                            REGISTER OF SHAREHOLDERS

35. The Company shall establish and maintain the Register in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda, on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share, and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 9.

36. Subject to the provisions of the Companies Acts, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers.

                       REGISTER OF DIRECTORS AND OFFICERS

37. The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 9:00 a.m. and 5:00 p.m. in Bermuda, on every working day.

                             TRANSMISSION OF SHARES

38. In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognized by the Company as having any title to his Shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any Share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognized by the Company for the purpose of this Bye-Law.

39. Any person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the Share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such Share in favor of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of Shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

40. A person becoming entitled to a Share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the Share, but he shall not be entitled in respect of the Share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the Share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the Share and, if the notice is not complied with within 60 days, the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the Shares until the requirements of the notice have been complied with.

41. Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Laws 38, 39 and 40.

                               INCREASE OF CAPITAL

42. The Company may from time to time increase its capital by such sum to be divided into Shares of such par value as the Company by Resolution shall prescribe.

43. The Company may, by the Resolution increasing the capital, direct that the new Shares or any of them shall be offered in the first instance either at par or at a premium to all the holders for the time being of Shares of any class or classes in proportion to the number of such Shares held by them respectively or make any other provision as to the issue of the new Shares.

44. The new Shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              ALTERATION OF CAPITAL

45. The Company may from time to time by Resolution in accordance with these Bye-Laws:

       (1) divide its Shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

       (2) consolidate and divide all or any of its share capital into Shares of larger par value than its existing Shares;

       (3) sub-divide its Shares or any of them into shares of smaller par value than is fixed by its memorandum of association, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

       (4) make provision for the issue and allotment of Shares which do not carry any voting rights;

       (5) cancel Shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so canceled; and

       (6) change the currency denomination of its share capital. Where any difficulty arises in regard to any division, consolidation or subdivision under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the Shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the Shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by an irregularity or invalidity in the proceedings relating to the sale. 46. Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any Preferred Shares into redeemable Preferred Shares.

                              REDUCTION OF CAPITAL

47. Subject to the Companies Acts, its memorandum of association and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium in any manner.

48. In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of Shares, those Shares to be affected.

                    GENERAL MEETINGS AND WRITTEN RESOLUTIONS

49.    (1)    The Board shall convene, and the Company shall hold, general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board or the Chairman or Vice Chairman of the Board may, whenever each thinks fit, and shall, when requisitioned by Shareholders pursuant to the provisions of the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General
              Meetings.

       (2) Except in the case of the removal of auditors and Directors, anything which may be done by Resolution of the Company in general meeting or by Resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by Resolution in writing, signed by all of the Shareholders, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) on behalf of such Shareholder, being all of the Shareholders of the Company who at the date of the Resolution in writing would be entitled to attend a meeting and vote on the Resolution. Such Resolution in writing may be signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, all the Shareholders of the Company, or any class thereof, in as many counterparts as may be necessary.

       (3) For the purposes of this Bye-Law, the date of the Resolution in writing is the date when the Resolution is signed by, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts), on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this section, a reference to such date.

       (4) A Resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A Resolution in writing made in accordance with this section shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

                           NOTICE OF GENERAL MEETINGS

50.    (1)    An Annual General Meeting shall be called by not less than 30 days notice in writing, and a Special General Meeting shall be called by not less than 10 days notice in writing. The notice shall specify the place, day and time of the meeting and the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-Laws 133 and 134 to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the Shares they hold, are not entitled to receive such notice from the Company and to each Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

       (2) A Shareholder present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

51. The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

52. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman which shall not be treated as part of the business of the meeting. Shareholders holding at least 50% of the issued and outstanding voting Shares present in person or by proxy and entitled to vote shall be a quorum for all purposes; provided, however, that if the Company or a class of Shareholders shall have only one Shareholder, one Shareholder present in person or by proxy shall constitute the necessary quorum.

53. If within five minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present and the meeting was called in accordance with Bye-Law 50 (a "Failed Shareholder Meeting"), the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine. If a Failed Shareholder Meeting occurs and another meeting for the purpose of transacting the same business as set forth in the notice with respect to the Failed Shareholder Meeting (the "Recalled Shareholder Meeting") is called in accordance with Bye-Law 50 upon at least 7 days prior written notice to all Shareholders, then a quorum for the Recalled Shareholder Meeting shall not require inclusion of the Shares held by the Shareholders who failed to attend the Failed Shareholder Meeting, in calculating the quorum for the Recalled Shareholder Meeting.

54. A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities as permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such meeting shall constitute presence in person at such meeting.

55. Each Director and the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

56. The Chairman or Co-Chairman (if any) of the Board or, in their absence, the Chief Executive Officer or a Vice Chairman shall preside as chairman at every general meeting. If there is no such Chairman, Co-Chairman or Chief Executive Officer, or if at any meeting neither the Chairman nor the Co-Chairman or Chief Executive Officer or a Vice Chairman are present within five minutes after the time appointed for holding the meeting, or if none of them is willing to act as chairman, the Directors present shall choose one of their number to act or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

57. The chairman of the meeting may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

58. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

                                     VOTING

59.    (1)    Save where a greater percentage is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast at such meeting.

60. If an amendment shall be proposed to any Resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive Resolution shall not be invalidated by any error in such ruling. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon.

61. At any general meeting, a Resolution put to the vote of the meeting shall be decided on a poll.

62. The result of the poll shall be deemed to be the Resolution of the meeting at which the poll is taken.

63. A poll relating to the election of a chairman or co-chairman, or on a question of adjournment, shall be taken forthwith. A poll relating to any other question shall be taken in such manner and either forthwith or at such time at such meeting as the chairman or any co-chairman shall direct. It shall not be necessary (unless the chairman or any co-chairman otherwise directs) for notice to be given of a poll.

64. The demand for a poll shall not prevent the continuance of a meeting for the transaction of business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

65.           On a poll, votes may be cast either personally or by proxy.

66. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

67. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman or any co-chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

68. In the case of joint holders of a Share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

69. A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

70. No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

71.           If:

       (1)    any objection shall be raised to the qualification of any voter;
              or,

       (2) any votes have been counted which ought not to have been counted or which might have been rejected; or,

       (3) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman or co-chairman (if any) of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman or co-chairman (if any) decides that the same may have affected the decision of the meeting. The decision of the chairman or the co-chairman on such matters shall be final and conclusive.

                      PROXIES AND CORPORATE REPRESENTATIVES

72. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney authorized by him in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorized to sign the same.

73. Any Shareholder may appoint a standing proxy or (if a corporation) representative

                                                                              31
              by depositing at the Registered Office a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof, until notice of revocation is received at the Registered Office. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

74. Subject to Bye-Law 73, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or and in default the instrument of proxy shall not be treated as valid.

75. Instruments of proxy shall be in any common form or in such other form as the

              Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at that meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

76. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll which the instrument of proxy is used.

77. Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorizations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Shareholder at general meetings or to sign written resolutions.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

78. The Company may by Resolution determine (i) the minimum number of Directors, which shall be not less than 9 and which is hereby set at 9 until such number is amended by a further Resolution and (ii) the maximum number of Directors, which shall not be more than 20 and which is hereby set at 20 until such number is amended by a further Resolution, and any vacancies on the Board shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any individual to be a Director so as to fill a casual vacancy; provided, however, that, in the event that a casual vacancy has been created as a result of the absence of a director that had been nominated by Global Crossing, Microsoft or Softbank, the appointment by the Board of any such individual to be a Director so as to fill such casual vacancy shall be subject to the prior approval of any remaining existing Directors that had been nominated by Global Crossing, Microsoft or Softbank, as applicable. A Director so appointed shall hold office only until the next following Annual General Meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not reappointed at such Annual General Meeting, he shall vacate office at the conclusion thereof.

79. Except as otherwise required by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate Resolution voted on at a general meeting pursuant to Bye-Law 59; provided, however, that each of Global Crossing, Microsoft and Softbank shall be entitled to nominate a number of Directors equal to the total number of Directors multiplied by the percentage that the Common Shares owned of record or beneficially owned by Global Crossing, Microsoft or Softbank, as applicable, represent of the aggregate voting power of all issued and outstanding Common Shares (with any resulting fraction rounded up or down to the nearest whole); provided further that each of Global Crossing, Microsoft and Softbank shall have the right to nominate at least one Director for so long as Global Crossing, together with its Affiliates, Microsoft, together with its Affiliates, or Softbank, together with its Affiliates, as applicable, holds of record or owns beneficially at least 5% of the outstanding Common Shares. The Board of Directors of the Company shall by resolution nominate such number of persons qualified to serve as independent Directors as shall be necessary or appropriate under applicable law or the rules and regulations of any securities exchange or automated quotation system on which the securities of the Company may be listed.

80. No Person, other than any Person nominated by Global Crossing, Microsoft or Softbank to become a Director pursuant to Bye-Law 79, shall be appointed a Director, unless:--

                     (a) in the case of an Annual or Special General Meeting, such person is recommended by the Board; or

                     (b) in the case of an Annual General Meeting, not less than 120 nor more than 150 days before the date of the Company's proxy statement released to Shareholders in connection with the prior year's Annual General Meeting, notice executed by a Shareholder (not being the person to be proposed) has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person,
                     (iii) the class, series and number of Shares which are beneficially owned by such person, (iv) particulars which would, if he were so appointed, be required to be included in the Company's register of Directors and Officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the rules and regulations of the Securities and Exchange Commission under
                     Section 14 of the Exchange Act, together with notice executed by such person of his willingness to serve as a Director if so elected; provided, however, that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any Special General Meeting.

81. All Directors, following election or appointment, must provide written acceptance of their appointment, in such form as the Board may think fit, to the Registered Office within 30 days of their appointment.

82. The Shareholders may in a Special General Meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less that 14 days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at such meeting by the election of another Director in his place or, in the absence of any such election, by the Board in accordance with Bye-Law 78.

                  RESIGNATION AND DISQUALIFICATION OF DIRECTORS

83. The office of a Director shall be vacated upon the happening of any of the following events:

       (1) if he resigns his office in writing to the Secretary delivered to the Registered Office or tendered at a meeting of the Board;

       (2) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

       (3) if he becomes bankrupt under the laws of any country or compounds with his creditors;

       (4)    if he is prohibited by law from being a Director;

       (5) if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

       (6) if he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any and as defined) shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

       (7) after the initial term he is requested to resign in writing by not less than three quarters of the other Directors. In calculating the number of Directors who are required to make such a request to the Director, (i) there shall be excluded any Alternate Director appointed by him acting in his capacity as such; and (ii) a Director and any Alternate Director appointed by him and acting in his capacity as such shall constitute a single Director for this purpose, so that the signature of either shall be sufficient.

       Any vacancy created by the removal of a Director pursuant to this Bye-Law 83 may be filled by the election of another Director in his place or, in the absence of any such election, by the Board in accordance with Bye-Law 78.

                               ALTERNATE DIRECTORS

84. A Director may appoint and remove his own alternate director (an "Alternate Director"). Any appointment or removal of an Alternate Director by a Director shall be effected by depositing a notice of appointment or removal with the Secretary at the Registered Office, signed by such Director, and such appointment or removal shall become effective on the date of receipt by the Secretary. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next bi-annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

85. An Alternate Director shall be entitled to receive notices of all meetings of

              Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present and generally to perform all the functions of any Director to whom he is alternate in his absence.

86. Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                   DIRECTORS' FEES AND ADDITIONAL REMUNERATION
                                  AND EXPENSES

87. The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Bye-Laws) shall be such amount as the Board may from time to time by resolution determine and in the absence of a determination to the contrary such fees shall be deemed to accrue from day to day. Subject thereto, each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or General Meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

                              DIRECTORS' INTERESTS

88.    (1)    A Director may hold any other office or place of profit with the
              Company (except that of auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor
              (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

       (2) A Director may act by himself or his firm in a professional capacity for the Company (other than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

       (3) Subject to the provisions of the Subscription and Shareholders Agreement and the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such company.

       (4) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

       (5) Subject to the Subscription and Shareholders Agreement and the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer of, or has an interest in, a Person and is to be regarded as interested in any transaction or arrangement made with that Person, shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

       (6) A Director who has disclosed his interest in a transaction or arrangement with the Company, or in which the Company is otherwise interested, may be counted in the quorum and vote at any meeting at which such transaction or arrangement is considered by the Board.

       (7) Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

       (8) For the purposes of these Bye-Laws, without limiting the generality of the foregoing, a Director is deemed to have an interest in a transaction or arrangement with the Company if he is the holder or beneficially interested in five percent or more of any class of the equity share capital of any body corporate (or any other body corporate through which his interest derived) or of the voting rights available to members of the relevant body corporate with which the Company is proposing to enter into a transaction or arrangement, provided that there shall be disregarded any shares held by such Director as bare or custodian trustee and in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the Director is only interested as a unit holder. For the purposes of this Bye-Law, an interest of a person who is connected with a Director shall be treated as an interest of the Director.

                         POWERS AND DUTIES OF THE BOARD

89. Subject to the provisions of the Companies Acts and these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

90. The Board may exercise all the powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any other persons.

91. All checks, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

                       GRATUITIES, PENSIONS AND INSURANCE

92.    (1)    The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held an executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

       (2) Without prejudice to the provisions of Bye-Laws 140 and 141, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, Officers or employees of the Company or of any other company which is its holding company or in which the Company or such holding company has an interest whether direct or indirect or which is in any way allied to or associated with the Company or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund.

       (3) No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-Law 92 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

                        DELEGATION OF THE BOARD'S POWERS

93. The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws and excluding the power or authority to take any action referred to in Bye-Law 96(2)) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

94. The Board may entrust to and confer upon any Director or Officer any of the powers exercisable by it, except on matters referred to in Bye-Law 96(2) upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

95. The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit; provided, however, that the Board may not delegate the power or authority to take any of the actions set forth in Bye-Law 96(2); provided, further, subject to any applicable independent director requirements of rules or regulations promulgated from time to time by the Securities Exchange Commission or any securities exchange or automated quotation system on which any of the Company's securities may be listed or quoted, any such committee shall include one director, if any, that was nominated by each of Microsoft and Softbank for as long as each of Softbank and Microsoft, as applicable, shall have the right to nominate Directors of the Company pursuant to Bye-Law 79. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

                            PROCEEDINGS OF THE BOARD

96.    (1)    The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Except as otherwise required by the Companies Acts or by these Bye-Laws, questions arising at any meeting shall be determined by a majority of votes cast by Directors present or represented and entitled to vote on such actions at a duly convened meeting at which a quorum was present. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

       (2) The following actions shall require the consent of a majority of the Board but must include the consent of the Directors who are nominated by each of Softbank and Microsoft:

                     (a) the amalgamation, merger or consolidation of the Company or any of its Subsidiaries with any other entity;

                     (b) any acquisition or investment by the Company or any of its Subsidiaries involving aggregate consideration paid by the Company and its Subsidiaries of in excess of $1.0 billion, or any acquisition or investment by the Company or any of its Subsidiaries if the aggregate consideration paid by the Company and its Subsidiaries in any Fiscal Year for acquisitions or investments after such acquisition or investment exceeds $2.0 billion;

                     (c) any sale, transfer or other disposition of material assets of the Company or any of its Subsidiaries (other than an initial public offering by the Company and other than dispositions of worn-out or obsolete assets in the ordinary course of business) in one or more related transactions;

                     (d) any material change in the Company's purposes as described in Bye-Law 2(2);

                     (e) any amendment to the Memorandum of Association or Bye-Laws of the Company that materially adversely affects the rights of Softbank or Microsoft under this Bye-Law 96(2) or the right of Softbank or Microsoft to nominate directors to the Board pursuant to Bye-Law 79;

                     (f) the incurrence by the Company or any of its Subsidiaries of indebtedness in excess of $1.0 billion in the aggregate at any one time outstanding, excluding indebtedness incurred (A) to finance expenditures incurred in accordance with the Company's initial strategic plan, including in connection with East Asia Crossing, (B) to finance capital expenditures approved by the Board of Directors in accordance with clause (g) of this Bye-Law 96(2) or (C) pursuant to the PC-1 credit facility existing on September 8, 1999, and any refinancing thereof, so long as the aggregate principal amount of such refinancing does not exceed the aggregate principal outstanding as of any such refinancing plus the principal amount, if any, available to be borrowed under such facility as of such refinancing plus any accrued and unpaid interest and plus all fees and expenses arising in connection with any such refinancing;

                     (g) capital expenditures by the Company or any of its Subsidiaries in excess of $1.0 billion on a project by project basis or in excess of $2.0 billion in any Fiscal Year;

                     (h) the issuance of additional equity by the Company or any of its Subsidiaries after the date hereof other than, in each case, in connection with stock option plans, benefit and pension plans, other employee compensation plans or director compensation plans;

                     (i) the commencement of any proceeding for voluntary bankruptcy of the Company or any of its Subsidiaries;

                     (j) any transaction (including, without limitation, any transaction, agreement or arrangement to provide services) between Global Crossing or any of its Subsidiaries and the Company or any of its Subsidiaries for consideration having a value in excess of $5.0 million and to be entered into on terms less favorable to the Company than those that could have been obtained at the time of such transaction in an arms' length transaction with an unrelated third party, other than (A) transactions between the Company or any of its Subsidiaries and Global Crossing or any of its Affiliates, entered into on an arm's length basis involving the provision of Services and/or capacity to a customer in regions both within and outside of the Territory (and including operation, administrative and maintenance arrangements entered into on an arms' length basis) and (B) transactions set forth on
                            Schedule 3.5(b) to the

                            Subscription and Shareholders Agreement;

                     (k) the discontinuance of the Company as a Bermuda company; and

                     (l) the dissolution of the Company upon the occurrence of a Termination Event.

97. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent to him by post, cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his last known address or any other address given by him to the Company for this purpose. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

98.    (1)    The quorum necessary for the transaction of the business of the
              Board may be fixed by the Board and, unless so fixed at any other number, shall be three individuals. No Shareholder shall cause, directly or indirectly, any Director nominated by such Shareholder to fail to attend any meeting of the Board for purposes of removing the quorum. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

       (2) The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice, to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

99. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

100. The Chairman or Co-Chairman of the Board or, in their absence, the Vice Chairman shall preside as Chairman at every meeting of the Board. If at any meeting the Chairman or Co-Chairman or Vice Chairman is or are not present within five minutes after the time appointed for holding the meeting, or is or are not willing to act as chairman or co-chairmen, as applicable, the Directors present may choose one of their number to be chairman of the meeting.

101. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

102. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

103. A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting.

104. All acts done by the Board or by any committee or by any person acting as a Director or member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorized.

                                    OFFICERS

105. The Officers of the Company shall include a Chairman, Chief Executive Officer and Vice Chairman who shall be Directors and shall be elected by the Board as soon as possible after the statutory meeting and each Annual General Meeting. In addition, the Board may appoint any person whether or not he is a Director to hold such office as the Board may from time to time determine. Any person elected or appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such election or appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies

              Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

                               EXECUTIVE DIRECTORS

106. Subject to the provisions of the Companies Acts, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) under the Company and may enter into any agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director. Any such appointment, agreement or arrangement may be made upon such terms, including terms as to remuneration, as the Board determines, and any remuneration which is so determined may be in addition to or in lieu of any ordinary remuneration as a Director. The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company by reason thereof.

107. Any appointment of a Director to an executive office shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cesser. A Director appointed to an executive office shall ipso facto cease to be a Director if his appointment to such executive office terminates.

108. The emoluments of any Director holding executive office for his services as such shall be determined by the Board and may be of any description and (without limiting the generality of the foregoing) may include the admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependents or the payment of a pension or other benefits to him or his dependents on or after retirement or death, apart from membership or any such scheme or fund.

                                     MINUTES

109. The Board shall cause minutes to be made and books kept for the purpose of recording -

       (1)    all appointments of Officers made by the Board:

       (2) the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee;

       (3) all proceedings at meetings of the Company, of the holders of any Shares in the Company, of the Board and of committees appointed by the Board or the Shareholders; and

       (4)    all proceedings of its managers (if any).

        Shareholders shall only be entitled to see the register of Directors and Officers, the Register, the financial information provided for in Bye-Law 130 and the minutes of meetings of the Shareholders of the Company.

                      SECRETARY AND RESIDENT REPRESENTATIVE

110. The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

111. A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

                                    THE SEAL


112.   (1)    The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the centre thereof. Should the Seal not have been received at the Registered Office in such form at the date of adoption of this Bye-Law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation type written across the centre thereof.

       (2) The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be signed by either two Directors, or by the Secretary and one Director, or by the Secretary or by any one person whether or not a Director or Officer, who has been authorized either generally or specifically to affirm the use of a Seal; provided that the Secretary or a Director may affix a Seal over his signature alone to authenticate copies of these Bye-Laws, the minutes of any meeting or any other documents requiring authentication.

                          DIVIDENDS AND OTHER PAYMENTS

113.   (1)    Except as otherwise provided in this Bye-Law 113 and subject to the rights of the holders of Class A Shares and Class B Shares, holders of Class A Shares and Class B Shares shall be entitled to receive equal dividends or other distributions per share, and whenever a dividend or other distribution is paid to the holders of any such class of Common Shares, the Company shall also pay to the holders of each such other class of Common Shares a dividend or other distribution per share equal to the dividend or other distribution per share paid to the holders of such class of Common
              Shares. Dividends and other distributions in cash, stock or property shall be payable only as and when declared by the Board from time to time out of assets or funds of the Company legally available therefor.

       (2) If at any time a dividend or other distribution (collectively, a "share distribution") payable in Class A Shares or Class B Shares or any other securities of the Company or of any other Person is to be made with respect to the Class A Shares or Class B Shares, such share distribution may be declared and paid only as follows, and share distributions declared and paid as follows shall be deemed to be equal distributions for purposes of the foregoing paragraph:

                     (a) a share distribution consisting of Class A Shares or securities that are convertible into, exchangeable for or evidence of the right to purchase Class A Shares, on an equal per share basis to holders of Class A Shares and Class B Shares;

                                                                              56
                     (b) a share distribution consisting of (A) Class A Shares or securities that are convertible into, exchangeable for or evidence the right to purchase Class A Shares to holders of Class A Shares and (B) on an equal per share basis, Class B Shares or securities that are convertible into, exchangeable for or evidence the right to purchase Class B Shares to holders of Class B Shares; or

                     (c) a share distribution consisting of shares of any class or series of securities of the Company or any other Person other than Class A Shares or Class B Shares (and other than securities that are convertible into, exchangeable for or evidence the right to purchase Class A Shares or Class B Shares), either:

                            (A) on the basis of a distribution of identical securities, on an equal per share basis, to holders of Class A Shares and Class B Shares; or

                            (B) on the basis of a distribution of one class or series of securities to holders of Class A Shares and, on an equal per share basis, one class or series of securities to holders of Class B Shares, provided that the securities so distributed (and, if applicable, the securities into which the distributed securities are convertible or for which they are exchangeable or which they evidence the right to purchase) do not differ in any respect other than their relative voting rights and related differences in designation, conversion and share distribution provisions; and provided further that (x) holders of Class A Shares receive a class or series of securities having no more than one vote per share or convertible securities that are convertible into, exchangeable for or evidence the right to purchase securities with no more than one vote per share and having class voting rights identical to those for the Class A Shares and (y) holders of Class B Shares receive a class or series of securities having no more than 10 votes per share or convertible securities that are convertible into, exchangeable for or evidence the right to purchase securities with no more than 10 votes per share and having class voting rights identical to those for the Class B Shares.

114. Except insofar as the rights attaching to, or the terms of issue of, any Share otherwise provide:

       (1) all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the Shares in respect of which the dividend or distribution is paid, and an amount paid up on a Share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the Share; and

       (2) dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the Shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

115. The Board may deduct from any dividend, distribution or other moneys payable to a Shareholder by the Company on or in respect of any Shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

116. No dividend, distribution or other moneys payable by the Company on or in respect of any Share shall bear interest against the Company.

117. Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of Shares may be paid by check or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the Shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such Shares and shall be sent at his or their risk and payment of the check or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, distributions or other moneys payable or property distributable in respect of the Shares held by such joint holders.

118. Any dividend or distribution out of contributed surplus unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

119. The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up Shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid Shares or debentures of any company without the sanction of a Resolution.

         STOCK SPLITS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS

120. In the case of any split, subdivision, combination or reclassification of Class A Shares or Class B Shares, the Shares of each other such class of Common Shares shall also be split, subdivided, combined or reclassified, in each case so that the numbers of Class A Shares and Class B Shares outstanding immediately following such split, subdivision, combination or reclassification shall bear the same relationship to one another as do the numbers of Class A Shares and Class B Shares outstanding immediately prior to such split, subdivision, combination or reclassification.


                                   CONVERSION

121. Each Class B Share issued and outstanding shall be convertible, at the option of its holder, into one validly issued and fully paid Class A Share at any time. At the time of any optional conversion of any Class B Shares, the holder of such shares shall deliver to the registered office of the Company the certificate or certificates representing such Class B Shares to be converted, duly endorsed in blank or accompanied by the proper instruments of transfer and written notice to the Company specifying the number of Class B Shares to be converted into Class A Shares and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the Class A Shares issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Company of both such written notice and the certificate or certificates representing the Class B Shares to be converted (or, in the event of the loss or destruction of such certificate or certificates, such other documentation as the Company shall reasonably require for the replacement of lost or destroyed share certificates, as set forth in the Bye-Laws of the Company) or such later time as may be specified in such written notice. As of the time of conversion, each Person named in the applicable written notice to the Company in connection with such conversion as the Person which shall be issued a certificate representing Class A Shares to be evidenced by such certificates. Delivery of the certificates

              (or proper documentation of lost or destroyed certificates) and written notice as required in this paragraph to effect a conversion of Class B Shares into Class A Shares shall obligate the Company to issue such Class A Shares, and thereupon the Company shall promptly issue and deliver to the holder of such shares stated in such written notice at the address set forth therein a certificate or certificates representing the number of Class A Shares to which such holder is entitled by reason of such conversion and shall cause such Class A Shares to be registered in the name of such holder.

122. Each Class B Share issued and outstanding shall, without any further act on the part of the holder thereof or the Company, be mandatorily and automatically converted into one Class A Share in the event that such Class B Share is Transferred to any Person other than Global Crossing or any of its Affiliates, Microsoft or any of its Affiliates or Softbank or any of its Affiliates.

123. The Class A Shares shall not be convertible into any other class of Common Shares.

124. The Company hereby reserves and shall at all times reserve and keep available out of its authorized and unissued Class A Shares, for purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to time be sufficient to effect the conversion of all Class B Shares into outstanding Class A Shares.

                                    RESERVES

125. The Board may, before recommending or declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

                            CAPITALIZATION OF PROFITS

126. The Board may, from time to time resolve to capitalize all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account or any capital redemption reserve fund and accordingly that such amount shall be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted, distributed and credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account and a capital redemption reserve fund may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid and, provided further that any sum standing to the credit of share premium account may only be applied in crediting as fully paid shares of the same class as that from which the relevant share premium was derived.

127. Where any difficulty arises in regard to any distribution under the last preceding Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

                                  RECORD DATES

128. Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of, and entitled to vote at, general meetings or entitled to express consent to corporate action in writing without a meeting. Any such record date may be on or at any time (i) not more than 60 days before any date on which such dividend, distribution, allotment or issue is declared, paid or made, (ii) not more than 60 days nor less than 10 days before the date of any such meetings and (iii) not more than 10 days after the date on which the resolution fixing the record date for a shareholder action by written consent is adopted by the Board.

                               ACCOUNTING RECORDS

129. The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Acts.

130. The records of account shall be kept at the principal place of business or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, provided that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. Each of the Shareholders shall have a right, at such Shareholder's expense, to visit and inspect any of the operations, properties and assets of the Company and to inspect any accounting record or book or document of the Company and to make copies and take extracts therefrom and to discuss its affairs, finances and accounts with its officers and the Company's independent accountants, all at such reasonable times and as often as may be reasonably requested.

131. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditors' report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

                                      AUDIT

132. Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

                     SERVICE OF NOTICES AND OTHER DOCUMENTS

133. Any notice or other document (including a share certificate) may be served on or delivered to any Shareholder by the Company either personally or by sending it by facsimile, through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register or by any other means. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document
              (i) if given by facsimile, shall be deemed to have been served or delivered at the time such facsimile is transmitted and the appropriate confirmation is received (or, if such time is not during a Business Day, at the beginning of the following Business
              Day), (ii) if sent by post, shall be deemed to have been served or delivered three Business Days or, if to an address outside the United States, seven calendar days after it was put in the post with first-class postage prepaid or (iii) if given by any other means, shall be deemed to have been served or delivered when delivered at the applicable address, and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, stamped and put in the post.

134. Any notice of a general meeting of the Company shall be deemed to be duly given to a Shareholder, or other person entitled to it, if it is sent to him by cable, telex, telecopier or other mode of representing or reproducing words in a legible and non-transitory form at his address as appearing in the Register or any other address given by him to the Company for this purpose. Any such notice shall be deemed to have been served 24 hours after its despatch.

135. Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any Share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the Share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Share.

                            DESTRUCTION OF DOCUMENTS

136. The Company shall be entitled to destroy all instruments of transfer of Shares which have been registered, and all other documents on the basis of which any entry is made in the Register, at any time after the expiration of six years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all Share certificates which have been canceled at any time after the expiration of one year from the date of cancellation thereof and all paid dividends, warrants and cheques at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly canceled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

                     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

                     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-Law; and

                     (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                              UNTRACED SHAREHOLDERS

137.   (1)    The Company shall be entitled to sell at the best price reasonably obtainable, or if the Shares are listed on a stock exchange or automated quotation system to purchase at the trading price on the date of purchase, the Shares of a Shareholder or the Shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

                     (a) during the period of 12 years to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the Shares in question have been declared and all dividends, warrants and cheques which have been sent in the manner authorized by these Bye-Laws in respect of the Shares in question have remained uncashed; and

                     (b) the Company shall as soon as practicable after expiry of the said period of 12 years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such Shareholder or other person giving notice of its intention to sell or purchase the Shares; and

                     (c) during the said period of 12 years and the period of three months following the publication of the said advertisements, the Company shall have received no indication either of the whereabouts or of the existence of such Shareholder or person; and

                     (d) if the Shares are listed on a stock exchange or automated quotation system, notice shall have been to the relevant department of such stock exchange or automated quotation system of the Company's intention to make such sale or purchase prior to the publication of advertisements.

       (2) If during any 12-year period referred to in paragraph (a) above, further Shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-Law (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further Shares, the Company may also sell or purchase the further Shares.

       (3) To give effect to any such sale or purchase, the Board may authorize some person to execute an instrument of transfer of the Shares sold or purchased to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the Shares. The transferee of any Shares sold shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

       (4) The net proceeds of sale or purchase of Shares shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former Shareholder or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Shareholder or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of sale shall become the property of the Company, absolutely, and any rights of the former Shareholder or other person previously entitled as aforesaid shall terminate completely.

                     WINDING UP, LIQUIDATION AND DISSOLUTION

138.   (1)    The interests of the Shareholders in the Company shall be
              liquidated upon the occurrence of any one of the following events
              (each a "Termination Event"):

                     (a) the sale of all or substantially all of the Company's assets;

                     (b)    the unanimous vote of the Shareholders;

                     (c)    the involuntary liquidation of the Company; or

                     (d)    as otherwise required by applicable law.

       (2) Upon the occurrence of any Termination Event, the Company shall be wound up and dissolved. In connection with the winding up and dissolution of the Company, a liquidator appointed by the affirmative vote of a majority of the

              Shares shall proceed, in its sole discretion, with the liquidation of all the assets of the Company and the final distribution of the assets of the Company, in the following manner and order of priority:

                     (a) First, to the creditors (including any Shareholders or their respective Affiliates that are creditors) of the Company in satisfaction of all the Company's debts and liabilities (whether by payment or by making reasonable provision for payment thereof, including the setting up of any reserves which are, in the judgment of the liquidator, reasonably necessary therefor);

                     (b) Second, 100% to the Shareholders, proportionate to their ownership of the total number of Shares then outstanding.

       (3) If any dividend or other distribution shall have been made by the Company to the Shareholders prior to the winding-up and dissolution of the Company, any amounts received by any Shareholder from such dividends or other distributions shall be deducted from the amount such Shareholder would otherwise be entitled to receive in the winding-up and dissolution of the Company, and the aggregate amount of all dividends and other distributions previously made by the Company to the Shareholders shall be deemed to be included in amounts available for distribution to Shareholders in the event of the winding-up and dissolution of the Company.

139. The liquidator may, with the sanction of a Resolution of all Shareholders of the Company and any other sanctions required by the Companies Act, redeem the Shares held by the Shareholders with the assets of the Company in lieu of, or in addition to, any dissolution or division contemplated by Bye-Law 138.

                                    INDEMNITY

140. Subject to the proviso below, every Director, Alternate Director, Officer of the Company and member of a committee constituted under Bye-Law 95 and any Resident Representative shall be indemnified out of the funds of the Company against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, Alternate Director, Officer, committee member or Resident Representative and the indemnity contained in this Bye-Law shall extend to any person acting as a Director, Alternate Director, Officer, committee member or Resident Representative in the reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election; provided always that the indemnity contained in this Bye-Law shall not extend to any matter which would render it void pursuant to the Companies Acts.

141. Every Director, Alternate Director, Officer, member of a committee duly constituted under Bye-Law 95 or Resident Representative of the Company shall be indemnified out of the funds of the Company against all liabilities incurred by him as such Director, Alternate Director, Officer, committee member or Resident Representative in defending any proceedings, whether civil or criminal, in which judgement is given in his favor, or in which he is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to him by the court.

142. To the extent that any Director, Alternate Director, Officer, member of a committee duly constituted under Bye-Law 95 or Resident Representative is entitled to claim an indemnity pursuant to these Bye-Laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

143. Each Shareholder and the Company agree to waive any claim or right of action he or it may at any time have, whether individually or by or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Director or to recover any gain, personal profit or advantage to which such Director is not legally entitled.

144. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Bye-Laws 140 and 141 may be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to Bye-Laws 140 and 141.

              Each Shareholder of the Company, by virtue of his acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-Law, are made to meet expenditures incurred for the purpose of enabling such Director, Alternate Director, Officer or member of a committee duly constituted under Bye-Law 95 to properly perform his or her duties as an officer of the Company.

              Notwithstanding the foregoing and Bye-Laws 140-144, the Company shall not be required to indemnify any Director, Alternate Director or Officer (which has been appointed by a Shareholder) which has been determined by a court of law or competent arbitration proceedings to have been negligent in his actions as a Director, Alternate Director or Officer of the Company as applicable.

                                  AMALGAMATION

145. Any Resolution proposed for consideration at any general meeting to approve the amalgamation of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 52 and a poll may be demanded in respect of such Resolution in accordance with the provisions of Bye-Law 61.

                                  CONTINUATION

146. Subject to the Companies Acts and Bye-Laws 96(2)(l) and (m), the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

                             ALTERATION OF BYE-LAWS

147. Subject to Bye-Law 96(2)(e), these Bye-Laws may be amended from time to time in the manner provided for in the Companies Acts.

                                    BYE-LAWS


                                       OF


                            ASIA GLOBAL CROSSING LTD.

We, being the subscribers to the Memorandum of Association of the above company hereby subscribe to the above written Bye-Laws pursuant to section 13(4) of the Companies Act 1981.


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                       Dated this     day of       2000
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